Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Merus N.V.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

1 June 2017